UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SAFETY SHOT, INC.,

Plaintiff,

v.

CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA,

Defendants.

CIVIL ACTION NO. ____________

COMPLAINT

Plaintiff Safety Shot, Inc. ("SHOT" or "Plaintiff"), by and through their undersigned counsel, respectfully states as follows for its Complaint against Defendants Capybara Research ("Capybara Research" or "Capybara"), Igor Appelboom ("Appelboom," together with Capybara Research, the "Capybara Defendants") and Accretive Capital LLC d/b/a Benzinga ("Benzinga," together with the Capybara Defendants, "Defendants").

THE PARTIES

1. Plaintiff Safety Shot, Inc. is a Delaware corporation with its principal place of business and headquarters located at 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477.

2. Defendant Capybara Research is a short selling research firm with an unknown principal place of business.

3. Defendant Igor Appelboom is an individual who resides in the country of Brazil at Av Antonio Gil Veloso 2232, Es, Vila Velha, Brazil 29101-738.

4. Appelboom is the owner and operator of Capybara Research and the author and publisher of the Capybara Research Report.

5. Defendant Accretive Capital LLC d/b/a Benzinga owns and operates a financial news website.[1] Benzinga is headquartered in Detroit, Michigan at One Campus Martius, Suite 200, Detroit, Michigan 48226.

JURISDICTION AND VENUE

6. This Court has subject matter jurisdiction over this case pursuant to 28 U.S.C. § 1331 because Plaintiff is asserting a claim under the Securities Exchange Act of 1934.

7. This Court has supplemental jurisdiction over Plaintiff's state law claim for tortious interference with prospective business expectancy pursuant to 28 U.S.C. § 1367, as the claims arise out of the same "common nucleus of operative facts" as Plaintiff's claim under the Securities Exchange Act of 1934.

8. This Court has personal jurisdiction over the out-of-state Defendant Benzinga pursuant to CPLR § 302(a)(3)(ii) because: (i) outside of the State of New York, Benzinga tortiously interfered with SHOT's business expectancy causing financial damages to Plaintiff in the State of New York; (ii) Benzinga reasonably should have expected its tortious acts would cause Plaintiff to suffer financial and reputational consequences; and (iii) Benzinga derives substantial revenue through interstate channels by providing services through its website to securities investors within the State of New York, including the authoring and publishing of articles related to companies publicly traded on the New York Stock Exchange, NASDAQ Stock Market and Over-The-Counter Markets.

9. Venue is proper in this Court under 28 U.S.C. § 1391(b)(2) because a substantial part of the events giving rise to the claims occurred in this District.

[1] The URL for Benzinga's website is https://www.benzinga.com/.

FACTUAL BACKGROUND

10. Safety Shot is a publicly traded corporation incorporated in Delaware and headquartered in Florida. Safety Shot's stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York City, New York, under the ticker symbol SHOT.

11. Capybara is a "short selling research firm" which writes, and subsequently self-publishes, articles referred to as "short seller reports" on its website (the "Capybara Website").[2]

12. The Capybara Defendants also operate a Twitter account under the handle "@CapybaraShort" (the "Capybara Short Account"). The Capybara Short Account was created in July 2023. *See* **Exhibit 1**.

13. The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications.

14. On November 22, 2023, the Capybara Defendants posted to Twitter a link to a "short report" on their website titled *Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins* (the "Capybara Report" or "Report"). *See* **Exhibit 2**.

15. In the Capybara Report, Capybara Research admits that it *"hold[s] a short position in shares of $SHOT." Id* at 2.

16. As of December 4, 2023, Capybara's tweet has been viewed by the general public no less than 46,800 times. *See* **Exhibit 3**.

17. On November 22, 2023, Plaintiff issued a press release in response to the Capybara Report (the "Response"). *See* **Exhibit 4.**

---

[2] The URL of the Capybara Website is https://www.capybararesearch.com/.

18. In its Response, SHOT states the Capybara Report is a "malicious defamatory, inaccurate article[] about Safety Shot and its management" and is "a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position."

19. Further, Capybara posted a subsequent tweet indicating it intends to continue authoring and publishing additional articles and tweets directed toward SHOT with the intent to further impact the market price of SHOT common stock and cause additional damage to SHOT's public perception and reputation. *See* **Exhibit 5**.

A Separate Lawsuit Was Recently Filed in This District Against The Capybara Defendants

20. On October 19, 2023, a separate lawsuit was filed in this District by FingerMotion, Inc.[3] ("FingerMotion") against the Capybara Defendants alleging claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants.[4]

21. On October 31, 2023, FingerMotion filed an *ex parte* motion for permission to serve the defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York's CPLR § 308(5). *See* **Exhibit 6**.

22. On November 6, 2023, the Court entered an Order granting FingerMotion's motion in part, permitting FingerMotion to serve Capybara Research via email. *See* **Exhibit 7**. ("With respect to Capybara Research, the Court is satisfied with Plaintiff's showings that other means of service are impracticable and that its proposed service via email comports with due process").

[3] FingerMotion is also represented by The Basile Law Firm, P.C. in its action against the Capybara Defendants.

[4] *See FingerMotion, Inc. v. Capybara Research et. al.*, Case No. 23-cv-09212-JPC, at *1 (S.D.N.Y. Oct. 19, 2023), ECF 1.

23. On November 16, 2023, FingerMotion filed a motion for alternative service on Appelboom via email pursuant to Fed. R. Civ. P. 4(f)(3) in which FingerMotion indisputably connects Appelboom to Capybara Research. *See* **Exhibit 8**.

The Individual Behind Capybara Research and the Capybara Report

24. In its filings, FingerMotion identified Appelboom as the individual who registered the Capybara Website using the email address igorappelboom@gmail.com.

25. Appelboom owns and operates a Twitter account under the handle "@igorappelboom" to which Appelboom writes about his short selling of various stocks ("Appelboom Account"). *See* **Exhibit 9**.

26. The content Appelboom posts on the Appelboom Account is of identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report—the *short selling* of the stock of publicly traded companies.

27. Pursuant to Exhibit 3 of FingerMotion's motion for alternative service, on and before November 16, 2023, the Google profile for Appelboom's email address, which registered the Capybara Website, showed a profile picture which was ***identical*** to the profile picture of the Appelboom Account[5]. *See* **Exhibit 10** at 1-2.

28. Subsequent to the filing of FingerMotion's motion for alternative service on Appelboom, and likely in response to avoid the arguments and allegations contained therein, Appelboom changed the banner image of his Twitter account to be of the Burj Al Arab hotel in Dubai, UAE and removed the profile picture from his Google profile. *See FingerMotion*, Case No. 23-cv-09212-JPC, ECF 16-3; ECF 16-4; *compare* **Exhibit 10** at 1-2 *with* **Exhibit 10** at 3-4.

[5] Along with the profile picture, the banner image associated with the Appelboom Account was previously of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. *See* **Exhibit 10** at 3; *see also FingerMotion*, Case No. 23-cv-09212-JPC, ECF 16-3.

29. In analyzing the information contained in the filings of FingerMotion in its lawsuit against the Capybara Defendants identifying the email address associated with the registration of the Capybara Website domain (the website publicly associated with the Capybara Account), the name, Twitter handle, previous banner image and subject matter of the posts of the Appelboom Account, and the previously identical profile pictures for both Appelboom's email address' Google profile and the Appelboom Account, Plaintiff is certain that both the Appelboom and Capybara Accounts are owned and operated by Appelboom. As such, Plaintiff believes the Capybara Report was indeed authored and published by Appelboom.

30. As such, Plaintiff reasonably believes the Capybara Report was authored and published by Appelboom.

The Capybara Report

31. The Capybara Report is filled with inaccuracies and misinformation intended to mislead investors and shareholders.

32. The Capybara Report focuses on SHOT's history, management, business practices, and explicitly states that SHOT engages in deceitful and erratic business practices.

33. First, the Capybara Report states that SHOT engages in "heavy promotion to attract naive investors," and hires promoters whose practices include "creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks.

34. Second, the Capybara Report states SHOT's acquisition of SRM Entertainment from Vinco Ventures, Inc. ("Vinco Ventures") "raises concerns about its strategic vision and commitment to shareholders." The Capybara Report baselessly suggests with no evidence that because Vinco Ventures is "entangled in lawsuits," "[i]t is clear that the specialty of Safety Shot's management is in reducing shareholder value."

35. Third, the Capybara Report alleges that stock dilution is inevitable as SHOT's current value on the stock market is questionable, as SHOT's products are "marred by fraud concerns," and that SHOT's "valuation appears inflated, and thus we believe dilution is to come."

Benzinga Facilitates Further Dissemination of the Capybara Report

36. On November 22, 2023, Benzinga also posted an article on its website entitled "*Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins*" which spread the defamatory Capybara Report to Benzinga subscribers and users of various brokerage services, such as TD Ameritrade. *See* **Exhibit 11**.

37. The article contained a link to the Capybara Report on the Capybara Website, indicating the author's intent for readers to click the link to read the content of the defamatory Capybara Report.

38. Benzinga's article sparked fervent online discussion, as well as additional discussion of the Capybara Report, on Twitter, facilitating further dissemination of the defamatory Capybara Report and causing additional interference with Plaintiff's prospective business expectancy and share value.

39. To date, the article published by Benzinga remains unretracted on its website and is available for any Benzinga subscriber to view.[6]

---

[6] Benzinga News Desk, *Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins*, Benzinga (Nov. 22, 2023), available at https://www.benzinga.com/news/23/11/35917152/watching-safety-shot-inc-capybara-research-issues-short-report-on-co-titled-safety-shot-exposed-shot (last accessed December 4, 2023).

Safety Shot, Inc.'s Promotional Practices

40. The Capybara Report alleges that "Safety Shot's promotional practices align with our concerns surrounding companies that heavily market their stocks to lure in investors who might not have the full picture." *See* **Exhibit 2**.

41. The Capybara Report proceeds to allege that "Safety Shot employs 3rd parties like https://www.secretalerts.com/shot, leveraging mass spam through emails, text messages, group chats etc." *See id.*

42. While SHOT does engage in the employment of third parties for advertising and promoting its business, none of SHOT's promotions utilize mass spam through emails, text messages, and/or group chats, as the Capybara Report suggests.

43. Next, the Capybara Report proceeds to state that SHOT has paid for promotions from SNN, Inc, otherwise known as Planet MicroCap, and exclaims that Planet MicroCap is a "notorious promoter of stock frauds." *See id.*

44. The Capybara Report does not explain how SNN, Inc., or Planet MicroCap, are "notorious promoter[s] of stock frauds."

45. Upon information and belief, the Capybara Report stated that SNN, Inc., or Planet MicroCap, are promoters of stock fraud to convince readers that SHOT engages in business with ethically questionable third parties, which is inappropriate and misleads the public.

46. Further, the Capybara Report unambiguously claims that SHOT's "approach involves creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks." *See id.*

47. Indeed, SHOT, like every other public company, generates hype around its stock, but does not entice individuals to invest without a comprehensive understanding of fundamentals and risks, as the Capybara Report suggests.

48. Being a public company, SHOT publicly files its quarterly and annual reports with the Securities and Exchange Commission.

49. The reports are available to the public and contain SHOT's financial reports, risks, analysis, and ongoing litigation for investors and potential investors to read, understand, and appreciate.

Safety Shot, Inc.'s Business Dealings

50. The Capybara Report states that "SRM was acquired from Vinco Ventures (BBIG) which raises red flags about the companies Safety Shot chooses to do business with." *See* **Exhibit 2** at 16.

51. The Capybara Report proceeds to state that "Vinco Ventures, formerly listed on Nasdaq under the symbol BBIG, underwent a sudden delisting on July 28th, without any prior notice to public shareholders. This abrupt delisting likely followed multiple unanswered delisting notices, reflecting a lack of transparency and responsiveness." *See id.*

52. The Capybara Report then states that "[t]he company [Vinco Ventures] is now entangled in lawsuits, and within a day of delisting to the OTC marketplace, BBIG experienced a downgrade to the expert market, where it recently traded at $0.0003, for all intents and purposes it is $0."

53. That Vinco Ventures sold its wholly owned subsidiary, SRM Entertainment, Ltd. ("SRM Entertainment") to Jupiter Wellness, Inc. more than three years ago on November 30, 2020 is of no relevance.

54. A cursory review of SRM Entertainment's website reveals that not a single officer or director of Vinco Ventures—past or present—is an SRM Entertainment director, manager, or executive.

55. Likewise, SHOT's website and SEC filings reveal that not a single officer or director of Vinco Ventures—past or present—is a director, manager, or executive of SHOT.

56. Neither SRM Entertainment nor SHOT have been implicated in any lawsuit involving Vinco Ventures or its personnel, nor is there a modicum of evidence demonstrating that SRM Entertainment or SHOT had anything to do with the Vinco Ventures delisting.

57. Upon information and belief, the Capybara Defendants knew that SRM Entertainment and SHOT had no association with any lawsuit involving Vinco Ventures or the company's delisting, and their statements suggesting otherwise were fraudulent misrepresentations made in an attempt to discredit SHOT.

Safety Shot, Inc.'s Valuation and Effect on Dilution

58. The Capybara Report accurately states that SHOT's market capitalization on November 21, 2023, the day before the Capybara Report was published, was over $180,000,000.00. *See* **Exhibit 2** at 18.

59. The Capybara Report then proceeds to unambiguously state that SHOT's "valuation appears inflated, and thus we believe dilution is to come." *Id.*

60. The Capybara Report claims that SHOT's valuation is "inflated" based on SHOT's history having a "notable pattern of dilution" involving two convertible notes and two offerings. *Id.*

61. Even though SHOT has experienced episodes of mild dilution as a result of conversions on promissory notes, it is not indicative that SHOT's current market capitalization is "inflated." *Id.*

62. The Capybara Report proceeds to claim that SHOT has "over 9 million warrants awaiting exercise, notes that haven't been paid off, the company appears positioned for additional dilution." *See id.*

63. Generally, the issuance of additional SHOT common stock does not necessarily mean that SHOT stock dilution is inevitable, nor does it mean that it will have a negative impact on the value of SHOT's stock, as the Capybara Report suggests.

64. The Capybara Report also cites to the Earn-Out Period disclosed in SHOT's 8-K, which expressly states that "in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000.00 from exercises of the Company's $1.00 Warrants at an exercise price of $1.00 per Common Share ('Milestone 1'), the Company shall pay to the Seller $2,500,000 payable in cash." *See id.*

65. The Capybara Report claims that the Earn-Out Period would cause an incentive for lenders to exercise their warrants and cause SHOT stock dilution.

66. First, the Earn-Out Period merely provides additional cash to sellers who chose to exercise their warrants during this period, which does not cause dilution to SHOT as additional cash is an asset, and is not SHOT common stock.

67. Second, while SHOT is incentivizing sellers to exercise their warrants during the Earn-Out Period, the incentive is contingent on SHOT earning $11,000,000.00.

68. The Earn-Out Period contingency for the incentive is masterfully crafted by SHOT, because if the contingent condition is met and SHOT does receive $11,000,000.00, any exercises

that may occur will be offset by the cash and new working capital generated from the $11,000,000.00, as the cash will be used to fund SHOT's business plans, which would raise the value of SHOT's common stock.

The Effect of the Capybara Report on Safety Shot, Inc.'s Market Value

69. Exactly one week before the Capybara Report was released, on Wednesday, November 15, 2023, SHOT's share price increased from $2.28 per share to $3.18 per share at the close of the market on Friday, November 17, 2023. On Monday, November 20, 2023, SHOT's share price continued to rise from $3.18 to $4.29 per share, and on Tuesday, November 21, 2023, SHOT's share price rose even further from $4.29 to 4.79 per share. *See* **Exhibit 12**.

70. On November 22, 2023, the date Capybara released the Capybara Report, SHOT opened with a market price of $5.67 per share and closed with a market price of $3.57 per share, a staggering **37.03% decrease**. *Id.*

71. SHOT has 41.42 million shares outstanding.[7] As a result of the drop in market price, on November 22, 2023 the market capitalization[8] of SHOT dropped from $234,851,400[9] to $147,869,500,[10] a difference of **$86,982,000**. To date, SHOT stock has not traded at the same value that the stock opened at on November 22, 2023, $5.67 per share.[11] By extension, to date

[7] *See* Yahoo Finance, Safety Shot, Inc. Share Statistics (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/key-statistics?p=SHOT.

[8] Market capitalization refers to the total dollar market value of a company's outstanding shares of stock or what the public market determines a company is worth.

[9] Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$5.67) = $234,851,400.

[10] Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$3.57) = $147,869,400.

[11] According to Yahoo Finance's Historical Data, SHOT's market price was $4.26 per share at the close of the trading day on November 30, 2023. *See* Yahoo Finance, Safety Shot, Inc. Historical Data (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/history?p=SHOT.

SHOT's market capitalization has also not recovered to the same value it had prior to the release of the Capybara Report.

72. Further, as a result of the Capybara Report, short volume in SHOT rose significantly. On November 13, 2023, exactly one week before the Capybara Report was released, the short volume was approximately 760,090 shares shorted. On November 22, 2023, the short volume was approximately 21,407,347 shares shorted, more than **28.16** times the amount shorted a week earlier.[12]

The Capybara Report Interfered with SHOT's Natural Business Expectations

73. SHOT expected and anticipated natural volatility in the market value of its common shares on November 22, 2023, the date that the Capybara Report was published and made available online to the public.

74. SHOT never expected the market value of its common stock to decline by **$2.10 per share** on November 22, 2023, as a result of the release of the Capybara Report.

75. SHOT, and its shareholders, expected only legitimate and natural market forces to impact the value of SHOT's stock.

76. The Capybara Report was an external, non-natural force that impacted the market value of SHOT.

77. SHOT did not anticipate the Capybara Report to be released, and certainly did not anticipate the Capybara Report containing falsities, half-truths, and misleading statements that would negatively impact the value of SHOT common stock and prospective business relations.

78. Upon information and belief, Capybara knew that the Capybara Report would result in the decline in market value of SHOT common stock.

[12] Information gathered from FINRA, *Daily Short Sale Volume Files* (last accessed December 4, 2023), https://www.finra.org/finra-data/browse-catalog/short-sale-volume-data.

79. Upon information and belief, it was foreseeable to Capybara that the Capybara Report would result in a decrease in market value of SHOT common stock.

80. Upon information and belief, Capybara knew that the Capybara Report would harm SHOT's reputation, and therefore, negatively impact SHOT's prospective business relations.

81. But for the Capybara Report, the market value of SHOT's common stock would not have aggressively declined on and after November 22, 2023.

82. Additionally, but for the Capybara Report, the daily short volume of SHOT common stock would not have been as substantial.

FIRST CAUSE OF ACTION

Securities Fraud Against the Capybara Defendants

83. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein.

84. "It shall be unlawful for any person, directly or indirectly, by the use of the mails or any means or instrumentality of interstate commerce, or of any facility of any national securities exchange, or for any member of a national securities exchange to effect, alone or with one or more other persons, a manipulative short sale of any security." 15 U.S.C. § 78i(d).

85. "It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange—[t]o effect a short sale, or to use or employ any stop-loss order in connection with the purchase or sale, of any security other than a government security, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors." 15 U.S.C. § 78j(a)(1).

86. The Capybara Defendants made public communications in an effort to manipulate the general investing public into selling their SHOT shares or into opening short positions in order

to capitalize on a drop in share price. This is confirmed by a disclosure in the Capybara Report which states "*[w]e hold a short position in shares of $SHOT….*" *See* **Exhibit 2** at 2.

87. The Capybara Defendants acted intentionally to drive down the stock price of SHOT in a manipulative fashion. Because it held a short position, the Capybara Defendants would financially benefit from a decline in SHOT's stock price.

88. The foregoing facts give rise to a strong inference that the Capybara Defendants acted with intentionality and recklessness as to how their public communication and the Capybara Report would spread across social media and motivate investors to react by creating short selling downward pressure on SHOT's market price. SHOT's market price has not rebounded to pre-November 22, 2023 levels as the short selling of SHOT stock has increased dramatically. These short sales are directly caused by the Capybara Report.

89. Plaintiff's share value, business opportunities and shareholders' long positions in an efficient market relied on to be free of manipulation were artificially manipulated to Plaintiff's detriment, thereby causing Plaintiff damages in an amount to be proven at trial.

90. As a result, Plaintiff is further entitled to an award of attorney's fees and costs pursuant to 15 U.S.C. § 78u-4(c), to the extent the Capybara Defendants interpose defenses in violation of Fed. R. Civ. P. 11(b).

SECOND CAUSE OF ACTION

Tortious Interference with Prospective Business Expectancy
Against the Capybara Defendants and Benzinga

91. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein.

92. Plaintiff had and has a valid business expectation that its common stock will only be subject to normal, marketplace, and general business risks of investment.

93. The Capybara Defendants' conduct was wrongful, because it involved illegal stock market manipulation in violation of federal securities laws quoted above.

94. The Capybara Defendants knew that holders of the stock in SHOT, including the Plaintiff, had an expectation that pure market forces, not false and manipulative public statements, would impact the value of their investments and equity in SHOT.

95. The Capybara Defendants intentionally and directly caused investors to make a flurry and deluge of short selling trades, putting down pressure on the SHOT stock price.

96. The Capybara Defendants' conduct disrupted the Plaintiff's expectations of only legitimate market forces impacting the value of its stock.

97. Benzinga's supplementary dissemination of the Capybara Report caused additional third-parties, including investors, to view and short SHOT common stock, directly causing additional downward pressure on SHOT's share price.

98. Plaintiff had a valid business expectation that it would be able to sell its shares of SHOT stock at a higher price or would be able to realize an increased market price.

99. Plaintiff suffered damages as a result of the tortious interference in its business expectancy as a result of the actions of Defendants.

100. Accordingly, Plaintiff is entitled to damages in an amount to be determined at trial.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff seeks a Verdict and Judgment against Defendants as follows:

A. Awarding Plaintiff compensatory, special, incidental and punitive damages, in an amount to be determined at trial, plus post-judgment interest at the legal rate from the date of the verdict until paid in full;

B. Awarding attorneys' fees and costs to the extent available under 15 U.S.C. § 78u-4(c), together with post-judgment interest at the legal rate from the date of judgment until paid in full;

C. Issuing an order directing the Capybara Research to publicly retract the Capybara Report in writing;

D. Issuing an injunction preventing the Capybara Defendants from communicating about SHOT on any social media website or posting articles about SHOT on its website, except for a public written retraction of the Capybara Report;

E. Issuing an order directing Benzinga to remove and publicly retract its November 22, 2023 article republishing the Capybara Report, in writing; and

F. Awarding such other just and/or equitable relief as this Court deems necessary.

DATED: December 8, 2023

Respectfully submitted,

THE BASILE LAW FIRM P.C.

/s/ Eric Benzenberg
Eric J. Benzenberg, Esq.
Mark R. Basile, Esq.
390 N. Broadway, Ste. 140
Jericho, NY 11753
Tel.: (516) 455-1500
Fax: (631) 498-0748
Email: eric@thebasilelawfirm.com
mark@thebasilelawfirm.com

Attorneys for Plaintiff Safety Shot, Inc.

Exhibit 1

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Exhibit 2

Capybara Research Nov 22 15 min read

Safety Shot Exposed $SHOT

Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins


SAFETY SHOT

Safety Shot claims to offer a revolutionary alcohol detox drink, but our investigation reveals a series of red flags that raise serious doubts about the company and products legitimacy.

- Leadership has ties to notorious firm Stratton Oakmont raises concerns, especially when coupled with legal disputes and a history of pump-and-dump schemes.
- $SHOT's founders, Brian John and Richard Miller, have faced financial troubles, including lawsuits for unpaid debts, evictions, foreclosures, and adverse court judgments, prompting questions about their ability to manage a multi-million dollar enterprise.

- $SHOT's founders, Brian John and Richard Miller, have a long history of financial troubles including lawsuits, unpaid debts, evictions, foreclosures, and adverse court judgments.
- Miklos Gulyas has a history of shady dealings, including unpaid debts, lawsuits, evictions, foreclosure, trying to defraud a car dealership, and a fabricated resume.
- Safety Shot claims their drink can lower a person's BAC by up to 50% in 30 minutes. $SHOT's claims
- $SHOT's claims about their drink are refuted by the most basic facts of how the human body processes alcohol.
- We believe Safety Shot markets itself as a nutraceutical beverage to avoid FDA regulation. Given the product's fraudulent claims, we expect regulators to intervene.
- The recent surge in $SHOT's stock price is the result of aggressive stock promotion and is detached from the company's financials.
- $SHOT spent years claiming to build a CBD product company. Despite their claimed success, they have completely shifted the business to instead focus on their unreleased Safety Shot drink.
- Management has been in a legal dispute with one of their former associates from Stratton Oakmont.
- $SHOT is associated with known frauds including SRM Entertainment.
- $SHOT's history of unfulfilled promises and management's shady dealings lead us to believe the company is destined for the OTC trash bin.

Disclosure: We hold a short position in shares of $SHOT and believe the stock price is headed lower. Our report is purely opinion based and based on information found in public company filings and public domains.

Table Of Contents

Introduction

Safety Shot seems to do it all, cures for all your problems, alopecia, eczema, sexual wellness, hell they even got into the business of running their own SPAC. Well, that's not all, Safety Shot is just about to launch their own Alcohol detoxification drink which they claim can reduce BAC levels by 50% in 30 minutes! So yes, it's time to get blackout drunk, take a Safety Shot, and drive home and make it home safely within 30 minutes!!! Just kidding, we strongly believe that it's a total scam. 8-K Announcing Acquisition

In this report we dig into the sketchy backgrounds of management and the inventors of Safety Shot. We found numerous lawsuits, a securities ban, evictions, foreclosures, a paternity lawsuit, and so much more. Throw in an aggressive promotional strategy, connections to well-known pump & dumps and you get a fraud typical of reputable places like China or Boca Raton, FL.

The Company CEO and the former Chief Compliance Officer worked together at Stratton Oakmont, the infamous pump-and-dump shop that inspired the movie "The Wolf of Wall Street". We actually found too much incriminating information on these people to fit in a single report. So, out of respect for your time, we've tried to present our findings as simply as possible, without unnecessary flourishes. But, again, there is a LOT more that didn't fit into this report, so feel free to do some digging yourself. These disreputable people have left a long trail of ill-deeds throughout their "professional" dealings.

Brief History

Safety Shot was incorporated in Delaware as CBD Brands (2018-10-24), and struggled on its way to become a public company. In October of 2019, the Company filed an S-1 to list on the Nasdaq, but the SEC repeatedly questioned the company's claims, for example touting "a robust e-commerce platform," which was a website that didn't sell any products. And, that they plan to add CBD to branded consumer products to "increase the efficacy of such products." In reality, the products were not approved by the FDA or any regulatory body. The SEC even stated that it was unclear how "the market for cannabis relates to the company's business." SEC Response to S-1

Eventually, in May 2020, CBD Brands changed its name to Jupiter Wellness Inc. Form 1-U and made another attempt to go public, filing a S-1 registration in June, 2020. S-1

At the time of IPO (JUPW), Jupiter Wellness claimed to be a "Cutting-edge wellness hemp-derived cannabidiol, or CBD, consumer product development company" with a "proprietary, trademarked line of products: CaniSun, CaniSkin and CaniDermRX."

By August 2023, the Company acquired Jupiter Wellness and with it the assets of GBB Drink Lab Inc, including Safety Shot. At that point, the company seems to have abandoned its years of effort to build a business selling CBD products and went all in on Safety Shot, stating that the Company decided to "Change Company Name and Focus on Launch of World's First Rapid Blood Alcohol Detox Drink".

8-K Announcing Acquisition


CBD Brands
2018
JUPITER
WELLNESS
May, 2020
SAFETY
SHOT
September 2023
GBB Drink Lab
August, 2023

Safety Shot Drink

Safety Shot, marketed as a nutraceutical functional beverage, makes bold claims about its ability to "lower blood alcohol content by up to 50% in just 30 minutes." 8-K Announcing Acquisition It doesn't take a medical doctor to know that the product claims are impossible. It's complete rubbish; nothing but snakeoil. Casting further doubt on the efficacy of Safety Shot, the company claims the drink was created by a doctor who is never named.

When the Company was touting questionable CBD products they were happy to disclose patent IDs in SEC filings. Now, the Company claims that Safety Shot is patented but provides no details to actually identify the patent(s). We wonder what has changed. Despite an exhaustive search, we have been unable to find any patents for Safety Shot. We also haven't found a patent assigned to the Company (or related companies) for anything resembling the Safety Shot drink. We're skeptical that the patent exists.

resembling the Safety Shot drink. We're skeptical that the patent exists.

The company claims Safety Shot drastically lowers a person's BAC based on self-reported testing with no formal clinical validation . This is a serious red flag. The Company asserts that their beverage's efficacy was established through blood alcohol content testing on dozens of test subjects. However, the company provides no peer-reviewed research, doesn't share their study data, and doesn't identify the mysterious patent they claim to own. The statistical results provided, while seemingly favorable, lack the transparency and detail necessary to be evaluated independently. The bolder the claim, the more proof is needed to back it up. In this case, the Company claims to have an antidote for alcohol. If such a thing were possible, it would be a billion dollar pharmaceutical available in every emergency room in the country.

Product claims:

1. Can reduce a person's BAC by up to 50% in 30 minutes
2. Prevents alcohol absorption by lining the stomach
3. Accelerate the conversion of alcohol into sugar within the body

We don't want to belabor the point, but we have to be clear. It is beyond reason to believe a bunch of sketchy characters from Boca Raton created an ethanol antidote that can reduce a person's BAC by 50% in 30 minutes.

Furthermore, the claim that the product accelerates the conversion of alcohol into sugar in the body is not consistent with established physiological processes. Alcohol metabolism primarily occurs in the liver through a series of enzymatic reactions, leading to the production of acetaldehyde, acetate, and ultimately water and carbon dioxide. At no point in this process is alcohol directly converted into sugar (glucose). Sciencedirect Perhaps they found a Boca Raton Dr. who invented a drink that defies man's current understanding of physiology and biochemistry. Or, the more likely, they're a bunch of liars.

Stanford says it best, *"Contrary to popular belief, nothing can lower BAC except time; coffee, cold showers, and chugging glasses of water will not help you sober up any faster." https://vaden.stanford.edu/super/education/alcohol-drug-info/reduce-your-risk/what-blood-alcohol-concentration-bac*

The Company claims to have "spent roughly ten years and more than $1 million to research and develop the world's first formulated drink that aids in rapid blood alcohol detoxification." court listener However, the company behind Safety Shot, GBB Drink Labs Inc (GBB) was created in June 2020

in rapid blood alcohol detoxification." court listener However, the company behind Safety Shot, GBB Drink Labs Inc (GBB) was created in June 2020 and was registered to Miklos Gulyas's home address in Miami Florida. This calls into question the Company's claims of a decade-long development.

This seemingly meager investment, averaging barely $100k annually over a supposed decade of development, raises doubts about the feasibility and authenticity of GBB's grandiose claims.

Furthermore, GBB's failed association with FSD Pharma, listed as $HUGE on the Nasdaq, adds another layer of skepticism. Despite FSD Pharma having considered an acquisition, their following public statements expressed concerns about GBB's understanding of the technology. GBB's website boasts about the product's efficacy being established through testing on test subjects, but FSD Pharma questions the lack of formal clinical validation. Moreover, GBB's assertion that their patented formula accelerates the conversion of alcohol into sugar contradicts established scientific knowledge about alcohol metabolism. FSD Pharma eventually backed away from the acquisition, citing GBB's failure to meet expectations, a lack of provided information, and attempts by GBB to alter the proposed deal structure. These factors collectively contribute to a narrative that challenges the credibility of GBB Drink Labs and their flagship product, Safety Shot. Business Wire

Unsurprisingly, GBB filed a lawsuit against FSD alleging a material breach of a mutual nondisclosure agreement and trade secret misappropriation. FSD categorically denies all allegations.

By now whoever is reading this is probably thinking, yep their drink is probably a scam, but can it get worse then that? Yes, it can get much worse. The next two sections document the dirtbags who are behind this fraudulent enterprise.

Stratton Oakmont





Brian John, the CEO of Safety Shot, and Richard Miller, former Chief Compliance Officer for Safety Shot and Chairman of the Board at SRM Entertainment, used to work together at Stratton Oakmont. For the uninitiated, Stratton Oakmont was a notorious boiler room that defrauded investors and was depicted in the movie "The Wolf of Wall Street". Stratton was eventually barred by FINRA and many Stratton employees ended up in prison. The two Stratton alumni at Safety Shot Inc have been embroiled in a legal dispute with Robert Koch, another ex-Stratton dirtbag [https://brokercheck.finra.org/individual/summary/1917229] who pleaded guilty to felony securities fraud. Justice Gov

In the lawsuit, Koch alleges that Brian John and Jupiter Wellness (now Safety Shot) were wrongly enriched by his efforts in building and expanding Jupiter Wellness. Furthermore, Koch claims that they had multiple verbal agreements for consulting services provided to Caro's clients between April 2015 and July 2018. Koch is seeking compensation for these services.

The connection to Stratton Oakmont, infamous for its pump-and-dump schemes, raises concerns about the ethical and operational foundations of Safety Shot's leadership. The lawsuit and the association with individuals linked to fraudulent activities at Stratton Oakmont suggest potential continuity in their approach, prompting scrutiny regarding the company's commitment to ethical business practices. $SHOT's management has shown little regard for the interests of investors and we believe they are unfit to run a publicly listed company.

Management

Miklos Gulyas, Co-Founder GBB Drink Labs and Director at Safety Shot

Miklos Gulyas, co-founder of GBB drink labs, has some serious red flags and a history of trying to defraud. Gulyas was sued for failing to pay Florida State and County Sales tax on a luxury vehicle he purchased from F10 Motorsports. Gulyas also attempted to defraud the dealership by misrepresenting a trade-in. He claimed it was never in an accident when it had. In fact, the car was in an accident after he agreed to trade it in, but before he had delivered it. He lied to the dealership and claimed it was in the shop for routine maintenance. To make matters worse, the dealership had actually helped Gulyas during Hurricane Dorian by letting him store his fleet of vans in their warehouse. Gulyas returned the favor by attempting to defraud the dealership and when that failed he dodged them for months to avoid paying the sales tax he owed, forcing them to take him to court. Unsurprisingly, the court found in favor of the dealership.

him to court. Unsurprisingly, the court found in favor of the dealership.

> Please understand during a hurricane we helped with ure fleet vehicles. Lets not make this sour. Please read this and let me know thay we can resolve this. Again we are looking to collect the taxes as the vehicle consignment/trade was misrepresented.
>
> 5:10 PM

SMS message sent from F10 Motorsports to Gulyas.

To make matters worse, Gulyas was later sued for $30k by the driver of the vehicle struck by his Porsche. The case was settled out of court.

Gulyas also leased a space for a pizza shop in Ft. Lauderdale, FL and quickly fell behind in payments. In January 2023, the landlord filed suit for $65,050 and to evict the tenant.

> 15. Through January, 2023, Tenant owes Landlord past due rental and other charges in the amount of $65,050.49, which said rental shall continue to accrue during the pendency of this action by the sum of $7,795.00 per month and is due on the first day of each month, plus interest, costs, and attorney's fees.

Complaint; CH RETAIL FUND I FT. LAUDERDALE UNIVERSAL PLAZA LL Plaintiff vs. ILLEGAL PIZZA LAUDERHILL LLC, et al Defendant

As another example of Gulyas's financial acumen, his condo was foreclosed on because he was unable or unwilling to pay $518,442.24.

Gulyas was involved in more shady dealings, but you get the point. It's clear what type of character he is.

Jarrett Boon Co-Founder GBB Drink Labs and COO at Safety Shot

Jarrett Boon is also a co-founder of GBB Drink Labs.

In his Safety Shot bio, Jarrett Boon claims that SW Promotions, a resort marketing and advertising company founded and led by Boon, had 400 employees and was acquired by a publicly traded company. However, the evidence we've found indicates that this is a blatant lie. Throughout SW's existence, the company's official address was Boon's personal residence. Furthermore, Boon was the sole shareholder, the sole officer, and the sole board member in all of the company's annual filings with the state. We can also find no record of the company employing anyone besides Boon. Besides Boon, there isn't even a single person on LinkedIn claiming to have worked at SW. Not one of the 400 people he claims to have employed.

SW Promotions doesn't appear to be the shining success story Boon claims it to be. In fact, for the first three years of its existence, it wasn't even a company. It was actually a DBA that Boon filed for the name Southwest Promotions.

While Boon claims SW Promotions was a wild success with 400 employees, court records paint a different picture. One customer, "Otior LC" even filed for a restraining order against Jarrett Boon.

Boon also claims that he was "one of the original thought leaders and investors in LifeLock". We have found no evidence to support these claims. We did find that Boon was a racecar driver and LifeLock was one of his sponsors. It's strange that he doesn't mention his racing career in any of his bios. Perhaps this is the extent of his relationship with LifeLock.

Boon's claims of professional success doesn't sync with his financial situation. While operating S.W. Promotions, Boon failed to pay his federal

income taxes and the IRS placed a federal tax lien against him for $41,697.44.

John, Brian Scott, CEO Safety Shot

Brian John cut his teeth working at Stratton Oakmont and after that, court records indicate that he had a difficult time finding success through honest endeavors.

John was recently sued for not paying his credit card debt and an order was issued to Jupiter Wellness to garnish his wages. He was CEO at that time.

JPMorgan foreclosed on his house.

John had three federal tax liens filed against him:

- 2011: $129,579.16
- 2012: $47,797.62
- 2013: $87,621.06

He was also sued by American Express and was ordered to pay $24,308.14.

John claims to run a "highly successful financial consulting firm" with his Stratton buddy Richard Miller. However, when John filed for chapter 7 bankruptcy in Aug. 2015, he claimed his 50% interest in the firm was worth $23k. However, his creditors determined his interest had "zero value for the bankruptcy estate".



Brian John | Chief Executive Officer

Caro Capital LLC

For the past 20 years, Brian has been an investor and global advisor to companies around the globe. He is the Founder of a highly successful financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space and has worked with hundreds of companies in dozens of countries over the last 25 years. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida.



https://safetyshotholdings.com/company/management/

> WHEREAS, the Debtors listed a 50% interest in Caro Capital, LLC with a claimed non-exempt value of $23,367.89. Upon reviewing the books and records of Caro Capital and considering the Rule 2004 testimony of the Debtors, the Trustee has determined that there is no market for the Debtors' 50% interest in Caro Capital, LLC and accordingly determined there is zero value for the bankruptcy estate;

US Bankruptcy Court in the Southern District of FL (case #15-24036-PGH)

John clearly didn't learn his lesson after filing for bankruptcy against debts to dozens of creditors. He continued to rack up debts that he was unable to fulfill.

John was also involved in shady business dealings. John and his close associate Richard Miller started Simpleons, Inc. They paid a company to create SEC filings with the goal of taking the company public. The company they hired completed and delivered the filings but Simpleons never paid. They ended up filing suit against Simpleons for payment. Determined not to pay, John, who was party to the lawsuit, resigned from Simpleons stonewalling the lawsuit. They later sold the Simpleons shell to another company who wanted the public listing.

We believe John's behavior shows a clear pattern of financial malfeasance. He repeatedly puts his interests above those he does business with and has demonstrated little regard for the financial interests of others.

Given his history, we believe John is unfit to run a lemonade stand, let alone a multi-million dollar public company.

Wilson, Glynn, CSO Safety Shot

Dr. Glynn Wilson's track record as a leader doesn't exactly shine. He's been at Safety Shot since 2018, and in April 2021, he snagged the Chief Scientific Officer title. But let's rewind a bit to his time at Tapimmune (now Marker Therapeutics and listed as MRKR). Despite being a big shot there from 2005 to 2018 (CEO from 2009 through 2017), as of the last 10-K with Wilson a CEO, they ended up with "no approved products or products pending approval". As such, their 10-Ks spilled the tea – they survived on financing, not business success. MRKR 10-K FY 2017

And here's the real kicker: Tapimmune loved a bit of stock promotion. They danced with Anthony Di Stefano, a stock promo wizard from JV Public Relations, and got cozy with Neurotrope, a sketchy OTC creation by Michael Silverman and Adam Gottbetter (a lawyer who did time for stock fraud).Bloomberg Gottbetter Like a bad sequel, Tapimmune got a boost from Di Stefano's bullish coverage, which was then broadcasted far and wide by paid press releases tied to JV Public Relations. To top it off, they even used Michael Silverman's Katalyst Securities to raise money Form of Subscription Agreement. And the links don't stop there – Joshua Silverman who was under SEC investigation for his role in the imploded stock promotion MGT Capital, is also the guy behind Iroquois Capital, which filed 13Gs for both Tapimmune and Neurotrope. It's a tangled web, and with Dr. Glynn Wilson at the helm, we believe Safety Shot is headed to a similar fate.

Tapimmune (now MRKR) is down over 99% from its inception.


Marker Therapeutics, Inc. · 1W · NASDAQ
O2.75 H2.85 L2.60 C2.60 −0.25 (−8.77%)
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Markita Rusell, CFO, Safety Shot

Markita Russell is Safety Shot's CFO and as such the company's success depends on her financial diligence.
We were surprised to see not one but two lawsuits filed against Russell for unpaid debts. Court filings indicate that she has dodged being served leading to the cases being dismissed without prejudice, meaning the lawsuits can be filed again. There is no indication that the debts have been paid.

If a CFO can't manage their personal finances, how are they qualified to manage the finances of a $200mm company?

(Broward County Case Number: COWE08006491,) (Broward County Case Number: COWE08016794)

Promotion

If anyone has been following our previous short reports, you will know we have an eye for companies engaging in heavy promotion to attract naive investors. Safety Shot, the subject of our scrutiny this time, follows a similar path as other companies we've investigated such as KSCP, which has seen a staggering 70% decline since our report. Safety Shot's promotional practices align with our concerns surrounding companies that heavily market their stocks to lure in investors who might not have the full picture.


Knightscope, Inc. · 1D · NASDAQ
O0.5890 H0.5989 L0.5311 C0.5861 +0.0086 (+1.49%)
0.5900
0.0040
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Safety Shot employs 3rd parties like https://www.secretalerts.com/shot, leveraging mass spam through emails, text messages, group chats etc. We were able to find proof of $20,000 compensation to this group (read disclaimers in link to see for yourself).

Safety Shot has also paid for promotion from SNN Inc, aka Planet MicroCap. Planet MicroCap is a notorious promoter of stock frauds including the recent frauds TIO and FNGR. SNN is one of the more shameless promoters of these public market frauds. Shout out to Robert K. Your mom must be so proud.


Nasdaq
picks
Home
Finances
Business
Stock Market
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Disclaimer


SAFETY SHOT
LAB TESTED
PATENTED
Nasdaq Listed
Safety Shot is the FIRST PATENTED beverage on Earth that helps you feel better faster by reducing blood alcohol content and boosting clarity.
SAFETY SHOT
REPAIR
REVITALIZE
RECOVER
Just try It! trying safety shot is believing in safety shot!

Another promoter, nasdaqpicks.com claims to be a "Nasdaqpicks.com themselves claim to be "paid advertisers, also known as stock touts or stock promoters, who disseminate favorable information (this "Article") about publicly traded companies (the "Profiled Issuers")." "This group, has or expects to be paid up to $150,000 USD for this campaign," and of course "owns zero shares of SHOT." Nasdaqpicks main source of traffic to their website appears to be through running google ads promoting Safety Short which then take the user directly to their website which posts a page of favorable information in an attempt to lure people to invest in Safety Shots stock.


Sponsored
nasdaqpicks.com
https://www.nasdaqpicks.com › safety › shot


Best Penny Stocks To Buy. Double Down Stock Alert. Top Shares to buy now. Invest. News.
Stocks. Finance. Types: Stocks, Invest, Finance, News.

The company's approach involves creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks.

Business Dealings

Safety Shot's business trajectory raises concerns about its strategic vision and commitment to shareholder value. The acquisition of SRM Entertainment, a toy and souvenir designer, seems disconnected from Safety Shot's original focus on healthcare with CBD products. This shift, coupled with a move into alcohol and merchandise, indicates a lack of a coherent business plan.

The company's foray into a Special Purpose Acquisition Company (SPAC) suggests a tendency to follow trends rather than adhere to a well-defined and sustainable strategy. Safety Shot's abrupt shifts in focus and ventures into unrelated industries signal potential opportunism rather than a long-term vision for value creation.

Furthermore, SRM was acquired from Vinco Ventures (BBIG) which raises red flags about the companies Safety Shot chooses to do business with. Vinco Ventures, formerly listed on Nasdaq under the symbol BBIG, underwent a sudden delisting on July 28th, without any prior notice to public shareholders. This abrupt delisting likely followed multiple unanswered delisting notices, reflecting a lack of transparency and responsiveness.

Prior to the delisting, BBIG had decided to cease reporting earnings abruptly, and key directors began departing from the company. The company is now entangled in lawsuits, and within a day of delisting to the OTC marketplace, BBIG experienced a downgrade to the expert market, where it recently traded at $0.0003, for all intents and purposes it is $0.




0.0200 0.0000 0.0200
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Safety Shot's de-spac Chijet currently trades at $1.68, down 83.2% from its merger.


Chijet Motor Company, Inc. · 1D · NASDAQ
O1.78 H1.88 L1.72 C1.75 −0.03 (−1.69%)
1.72 0.22 1.94
Vol 53.596K
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It is clear that the speciality of Safety Shot's management is in reducing shareholder value.

Dilution

With a >$180 million market cap as of yesterday's close, Safety Shot seems to be riding high on the stock market despite its main product, a yet-to-launch alcohol detox drink, being marred by fraud concerns. The company's valuation appears inflated, and thus we believe dilution is to come.

During its relatively short period as a publicly traded company, Safety Shot has engaged in a notable pattern of dilution, involving two convertible notes and two offerings. This history of dilution raises concerns among investors about the potential impact on the value of existing shares and the company's financial strategies. Furthermore, with over 9 million warrants awaiting exercise, notes that haven't been paid off, the company appears positioned for additional dilution. But theres more, there are even earn out payments to incentivize warrants being exercised: "in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000 from exercises of the Company's $1.00 Warrants at an exercise price of $1.00 per Common Share ("Milestone 1"), the Company shall pay to the Seller $2,500,000 payable in cash;" 8-K

The recent surge in stock price and volume provides an opportune environment for Safety Shot to pursue further dilution, with $95 million remaining within Shelf facility. Investors are advised to stay vigilant and consider the potential consequences of ongoing dilution on the company's financial health and shareholder value.

Summary

Safety Shot is a dubious venture, with a history tainted by deceit, erratic business decisions, and ties to questionable entities. From its inception as CBD Brands to its current state as an alcohol detox drink peddler, the company is destined for regulatory scrutiny.

The leadership, with backgrounds at notorious firms like Stratton Oakmont, raises serious ethical concerns, compounded by legal troubles, financial instability, and a penchant for promotional tactics reminiscent of previous stock frauds.

The claims of a miraculous drink to lower BAC levels and revolutionize the beverage industry appear nothing short of a deceptive ploy, especially when scrutinized against the backdrop of the company's sketchy past and its leaders' questionable track records.

The company's murky history and alarming red flags cast doubt over its credibility and legitimacy, painting a compelling picture of a scam in the making.

Exhibit 3

Post

Capybara Research
@CapybaraShort

Safety Shot Exposed $SHOT
Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins


capybararesearch.com

9:46 AM · Nov 22, 2023 · **46.8K** Views

10 36 63 11

Exhibit 4

EX-99.1 2 ex99-1.htm

Exhibit 99.1

SAFETY SHOT

Safety Shot issues warning to its shareholders.

JUPITER, FL – November 22, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) it has come to our attention that there are several disclosed short sellers publishing malicious defamatory, inaccurate articles about Safety Shot and its management in a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position.

Several of these groups are currently being sued in federal court for publishing these fraudulent articles on other companies:

https://www.barrons.com/articles/fingermotion-files-federal-lawsuit-against-short-selling-research-firm-b111efdb

https://news.bloomberglaw.com/litigation/capybara-research-sued-for-fraud-by-short-seller-report-subject

https://www.stocktitan.net/news/FNGR/finger-motion-provides-litigation-update-on-short-selling-research-zet48hk6ctxp.html

The Company will be preparing a similar lawsuit against these Cayman Island based individuals.

"I encourage anyone, including the people writing these defamatory articles, to come to one of our events or to our corporate offices in Jupiter Florida to test Safety Shot for themselves. I also encourage all investors to do their own due diligence on our product and our Company. I have personally given Safety Shot to thousands of people now and get the same response from everyone, they can't believe it works. This is why we do and will continue to do events all over because trying Safety Shot is believing in Safety Shot", said Brian S John, CEO.

Safety Shot will be available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com in December 2023. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:
Phone: 904-477-2306
Email: Emily@PanatelidesPR.com

Investor Contact:
Phone: 561-244-7100
Email: investors@safetyshotholdings.com

###

Exhibit 5

← **Post**



Capybara Research
@CapybaraShort

Not done with $SHOT.
If these Boca Raton conmen stick around we'll publish more:
- fabricated work history
- paternal lawsuit
- securities violations
- so much more

12:55 PM · Nov 22, 2023 · **7,652** Views

12 7 26 3

Exhibit 6

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

FINGERMOTION, INC., *Plaintiff,* v. CAPYBARA RESEARCH, JOHN DOES 1-10, *Defendants,* and, WIX.COM, LTD., *Nominal Defendant.*	CIVIL ACTION NO. 1:23-cv-09212-JPC

MEMORANDUM OF LAW IN SUPPORT OF PLAINTIFF'S EX PARTE MOTION FOR PERMISSION TO SERVE DEFENDANTS VIA ELECTRONIC MAIL

Submitted By,

Mark R. Basile, Esq.
THE BASILE LAW FIRM P.C.
350 N. Broadway
Suite 140
Jericho, NY 11753
Tel.: (516) 455-1500
Fax: (631) 498-0478
Email: mark@thebasilelawfirm.com

Attorneys for Plaintiff FingerMotion, Inc.

Dated: October 31, 2023

Plaintiff FingerMotion, Inc. ("FingerMotion," "FNGR" or "Plaintiff") respectfully submits this Memorandum of Law in support of its Motion for an Order permitting Plaintiff to serve Defendant Capybara Research ("Capybara" or "Defendant") and John Doe Defendants 1- 10 ("Doe Defendant(s)," together with Capybara, the "Capybara Defendants") its summons and complaint via electronic mail pursuant to Rule 4(e)(1) of the Federal Rules of Civil Procedure and New York's Civil Practice Law and Rules § 308(5) on the ground that the Capybara Defendants have acted anonymously and have no known address, as fully set forth hereafter and in Plaintiff's Complaint (ECF 1).

PRELIMINARY STATEMENT

FingerMotion is a publicly traded mobile services corporation incorporated in Delaware and headquartered in Singapore. FingerMotion operates an additional office in New York City, New York. FingerMotion's stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York City, New York, under the ticker symbol FNGR.

Capybara is a "short selling research firm" with an unknown principal place of business and operated by an anonymous individual or individuals, the Doe Defendant(s). The Capybara Defendants write, and subsequently self-publish, articles referred to as "short seller reports." A short seller will release a short seller report in an attempt to persuade the general investing public to sell shares of, or open a short position in, a specific stock, usually one the author holds a short position in, with the intent to drive the price of that stock down to financially benefit from their short positions.

The Capybara Defendants operate a Twitter account under the handle "@CapybaraShort" ("Capybara Short Account"). The @CapybaraShort account was created in July 2023. *See* **Exhibit 1**. The Capybara Defendants also operate a website, hosted by Wix.com, Ltd. ("Wix"),

Case 1:23-cv-09172-JPO Document 6-9 Filed 12/08/23 Page 43 of 98

to which Capybara's self-published articles are posted (the "Capybara Website").[1] The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications.

On October 3, 2023, Capybara posted a link to Twitter to a self-published short report on the Capybara Website titled *FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target* (the "Capybara Report" or the "Report"). *See* **Exhibit 2**. As of October 16, 2023, Capybara's tweet has been viewed by the general public no less than 59,300 times. *See* **Exhibit 3**. On October 4, 2023, FNGR issued a press release in response to the Capybara Report (the "Response"). *See* **Exhibit 4**. In its Response, FNGR states the Capybara Report contains "many errors, unsupported speculations and inaccurate interpretations of events." *Id.* at 1. As a result of the Capybara Report, FNGR's stock price has dropped dramatically and internet media outlets have branded FNGR as a "'short and distort' target," significantly impairing FNGR's share value, business opportunities and shareholder's long positions. *See* **Exhibit 5**. On October 24, 2023, in an act of retaliation for filing the complaint, Capybara posted a series of tweets further disparaging FNGR in an additional attempt to impact the market price of FNGR stock and harm the public perception and reputation of FNGR as to its business and its directors, affirmatively causing further damage to FNGR's market price and market capitalization. *See* **Exhibit 6, 7**.

FACTUAL BACKGROUND

A. FingerMotion is Unable to Ascertain the Identities of the Capybara Defendants

The Capybara Defendants both communicate with the public and operate the Capybara Website and Capybara Short Account anonymously. Both the Capybara Website and Capybara

[1] The URL for Capybara's website is https://www.capybararesearch.com/.

Short Account are devoid of any identifying information, including the name of the author of the Capybara Report and the address Capybara operates from. The only identifying information available to the public is an email address listed on the home page of the Capybara Website. On October 11, 2023, the email address listed on the Capybara Website was contact@capybararesearch.com. *See* **Exhibit 8** at 1. Subsequent to the filing of Plaintiff's complaint, the email address used by the Capybara Defendants was changed to capybararesearch@proton.me ("Proton Mail Address"). *Id.* at 2. As of October 31, 2023, the Proton Mail Address is the most recently disclosed email address of the Capybara Defendants.

Plaintiff's counsel has exhausted all possible avenues to ascertain the true identity of the Capybara Defendants including an internet search via Google, searching through the Capybara Short Account's posts, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission's EDGAR database, and searching for information regarding the registration of the Capybara Website's domain.

The Capybara Website domain was registered on July 16, 2023 and is currently hosted by Wix. To register the Capybara Website domain, the Capybara Defendants were required to submit identifying information such as their name, phone number, address, and email address to Wix (such identifying information, together with the Capybara Defendant's Internet protocol address, "the Capybara Defendants' Identity"). *See* **Exhibit 9**. Wix is the sole custodian of the Capybara Defendants' Identity as information relating to the registration of the Capybara Website is unavailable to the public. *See* **Exhibit 10**. As the only identifying information available to Plaintiff is Capybara's email address, Plaintiff requires this Court's permission to serve the Defendants via electronic mail.

Case 1:23-cv-09172-JPO Document 1-6 Filed 12/08/23 Page 6 of 9

ARGUMENT

I. PLAINTIFF IS REQUIRED TO SERVE THE CAPYBARA DEFENDANTS VIA ELECTRONIC MAIL BECAUSE THE CAPYBARA DEFENDANTS' IDENTITIES ARE UNKNOWN

"Unless federal law provides otherwise, an individual—other than a minor, an incompetent person, or a person whose waiver has been filed—may be served in a judicial district of the United States by following state law for serving a summons in an action brought in courts of general jurisdiction in the state where the district court is located or where service is made." Fed. R. Civ. P. 4(e)(1). "Personal service upon a natural person shall be made … in such manner as the court, upon motion without notice, directs, if service is impracticable under paragraphs one, two and four of this section." N.Y. CPLR § 308(5). *See also Snyder v. Energy, Inc.*, 19 Misc. 3d 954, 962 (N.Y. Cty. Ct. April 4, 2008) (Authorizing service via e-mail when the defendant's address was unknown and service by conventional means was impracticable); *FTC v. Pecon Software Ltd.*, 2013 WL 4016272, at *5 (S.D.N.Y. Aug. 7, 2013) ("Service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant"); *ATMO, LLC v. Bedford Asset Mgmt., LLC*, 2015 WL 3457452, at *9 (S.D.N.Y. June 1, 2015) (Holding courts can approve of service by email if the email address is indisputably connected with the defendant and the account is active and has been recently used); *Dobkin v. Chapman*, 21 N.Y. 2d 490, 498 (2008) (In devising appropriate forms of alternate service, courts have wide latitude to "fashion . . . means adapted to the particular facts of the case before it."). Critical facts in determining whether service by email to an address listed on a website is appropriate include whether the party to be served maintains the website, monitors the email, or would be likely to receive information transmitted to that address. See *Ehrenfeld v. Salim a Bin Mahfouz*, 2005 WL 696769 , at *9 (S.D.N.Y. Mar. 23, 2005).

Plaintiff is unable to ascertain the true name(s) and address(es) of the Capybara Defendants. The Capybara Defendants both communicate with the public and operate the Capybara Website and Capybara Short Account anonymously. Both the Capybara Website and Capybara Short Account are devoid of any identifying information aside from the Proton Mail Address listed on the Capybara Website. Plaintiff has exhausted all possible avenues to ascertain the true identity(ies) and address(es) of the Capybara Defendants including an internet search via Google, searching through the Capybara Short Account's posts and replies on Twitter, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission's EDGAR database, and searching for information regarding the registration of the Capybara Website's domain. *See* Decl. of Mark R. Basile, ¶ 8.

As it stands, without the true name(s) and address(es) of the Capybara Defendants, it will be impracticable for Plaintiff to properly serve the Capybara Defendants through conventional means prescribed in CPLR § 308(1), (2), and (4) by either (1) delivering the summons within the state to the Capybara Defendants personally, (2) delivering the summons within the state to a person of suitable age and discretion at the actual place of business, dwelling place or usual place of abode of the person to be served and by either mailing the summons to the person to be served at his or her last known residence or by mailing the summons by first class mail to the person to be served at his or her actual place of business, or (4) by affixing the summons to the door of either the actual place of business, dwelling place or usual place of abode within the state of the person to be served and by either mailing the summons to such person at his or her last known residence or by mailing the summons by first class mail to the person to be served at his or her actual place of business. *See* Decl. of Mark R. Basile, ¶ 9. *See also Dobkin,* 21 N.Y.2d at 501 (affirming orders

granting alternative service when it was impracticable to serve the defendants in a traditional manner when the defendants' whereabouts were unknown).

Subsequent to the filing of Plaintiff's complaint on October 19, 2023, the Capybara Defendants created a new email address, the Proton Mail Address, and replaced the email address that was on the Capybara Website's home page and "Contact" page. It is indisputable that the Proton Mail Address is linked to the Capybara Defendants as the address is located on the Capybara Website, a link to which is publicly posted to the Capybara Short Account. Further, it is also indisputable that the Proton Mail Address is the Capybara Defendant's active and most recently used email address as the Proton Mail address was created and made publicly available within the last twenty days. As such, service by email to the Proton Mail Address currently on the Capybara Website is highly likely to reach the Capybara Defendants. *See ATMO, LLC*, 2015 WL at *9. *See also Zanghi v. Ritella*, 2020 WL 6946512 at *9 (S.D.N.Y. November 25, 2020) (granting plaintiff leave to serve defendant via email after finding there was evidence that the defendant used the email address within the last year).

Therefore, Plaintiff requests this Court grant permission to serve the Capybara Defendants its summons and complaint via email pursuant to C.P.L.R. § 308(5).

CONCLUSION

There is no question that the Capybara Report significantly harmed Plaintiff both publicly and financially. Plaintiff brought its complaint not only to protect itself from the falsities that have been spread amongst Twitter users, but also to prevent such other articles from being authored and published by the same self-interested individual or individuals which would further harm its own financial interests, as well as those of its shareholders. Plaintiff and its shareholders have been financially harmed, through no fault of their own, as a result of the actions of one or more selfish,

cowardly individuals who decided to *anonymously* betray the public's trust in a fair and open market for a handful of silver pieces. As such, Plaintiff has demonstrated the need to serve the Capybara Defendants via email. For the reasons stated herein, Plaintiff's motion should be granted, the Court should order the clerk of the court to accept a summons in the form annexed hereto as **Exhibit 11**, and authorize Plaintiff to serve said summons via email to capybararesearch@proton.me.

Exhibit 7

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

FINGERMOTION, INC.,

Plaintiff,

-v-

CAPYBARA RESEARCH *et al.*,

Defendants.

---

23 Civ. 9212 (JPC)

ORDER

JOHN P. CRONAN, United States District Judge:

On October 31, 2023, Plaintiff moved *ex parte* for a Court order allowing service of copies of the Complaint, Dkt. 1, and a proposed summons on Defendants Capybara Research and John Does 1 through 10 via email pursuant to Federal Rule of Civil Procedure 4(e)(1) and New York Civil Practice Law and Rules ("CPLR") section 308(5). *See* Dkts. 9 ("Motion"); 9-11 ("Proposed Summons").

"Federal Rule of Civil Procedure 4(e) provides, *inter alia*, that an individual may be served pursuant to the procedures allowed by state law in the state in which the district court is located." *Day v. Slothower*, No. 21 Civ. 1188 (PAE), 2021 WL 6427556, at *1 (S.D.N.Y. Apr. 27, 2021). CPLR section 308(5), in turn, allows for personal service to be made on a natural person "in such manner as the court, upon motion without notice, directs, if service is impracticable" under certain other provisions of that section. N.Y. C.P.L.R. § 308(5). "Section 308(5) requires a showing of impracticability, under the facts and circumstances of the case, but does not require proof of due diligence or of actual prior attempts to serve a party under the other provisions of the statute." *Day*, 2021 WL 6427556, at *1 (internal quotation marks omitted). In addition, the Court has an obligation to ensure that Plaintiff's proposed method of service comports with due process, which "require[s] that any means of service be reasonably calculated, under all circumstances, to apprise interested parties

of the pendency of the action and afford them an opportunity to present their objections." *F.T.C. v. PCCare247 Inc.*, No. 12 Civ. 7189 (PAE), 2013 WL 841037, at *4 (S.D.N.Y. Mar. 7, 2013) (internal quotation marks omitted).

With respect to Capybara Research, the Court is satisfied with Plaintiff's showings that other means of service are impracticable and that its proposed service via email comports with due process. Turning to the former, Plaintiff's counsel submits that he attempted many "possible avenues to ascertain the true name(s) and address(es) of the Capybara Defendants"; these "includ[ed] an internet search via Google, searching through the Capybara Short Account's posts and replies on Twitter, searching for a contact page on the Capybara Website, searching the U.S. Securities and Exchange Commission's EDGAR database, and searching for information regarding the registration of the Capybara Website's domain." Dkt. 8 ("Basile Declaration") ¶ 8. The Court concludes that these attempts adequately illustrate impracticability of service on Capybara Research. *See Bozza v. Love*, No. 15 Civ. 3271 (LGS), 2015 WL 4039849, at *1 (S.D.N.Y. July 1, 2015) ("Courts have found the impracticability standard met where, despite a diligent search, a plaintiff has demonstrated that her efforts to obtain information regarding the defendant's current residence or place of abode through ordinary means had proven ineffectual." (internal quotation marks and alterations omitted)).

As for due process, "service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant." *Day*, 2021 WL 6427556, at *1 (approving email service under Rule 4(e)(1) and CPLR section 308(5)); *Sirius XM Radio Inc. v. Aura Multimedia Corp.*, No. 21 Civ. 6963 (GHW) (SDA), 2022 WL 1046767, at *8 (S.D.N.Y. Apr. 6, 2022) (recommending that a motion to dismiss be denied because, *inter alia*, email service sufficed under Rule 4(e)(1) and CPLR section 305(5)), *report and recommendation adopted*, 2022 WL 1266741 (S.D.N.Y. Apr. 28, 2022). Here, Plaintiff has made a sufficient showing that the service through the provided email address is likely to reach Capybara Research, given that Capybara Research currently

directs individuals to that email address on the contact page of its website, *see* Dkt. 9 at 7. *Cf. Zanghi v. Ritella*, No. 19 Civ. 5830 (NRB), 2020 WL 6946512, at *2 (S.D.N.Y. Nov. 25, 2020) ("In cases where courts have approved of service by email, plaintiffs typically introduced evidence that (1) the email address is indisputably connected with the defendant, such as the defendant . . . publicly advertising that email address as a means to conduct official business with the defendant, and (2) the account is active and has been recently used." (collecting cases)).

However, the Court will deny Plaintiff's request with respect to the John Doe Defendants. Service of process generally cannot be effected on John Doe defendants before their names and addresses have been identified. *See, e.g.*, *Brown v. Annucci*, No. 19 Civ. 9048 (VB), 2019 WL 7288871, at *1 (S.D.N.Y. Dec. 30, 2019) (ordering the plaintiff to provide more information about a John Doe defendant so that the defendant could be served). This denial is therefore without prejudice to Plaintiff moving again for alternative service once it has identified sufficient information about the John Doe Defendants such that service of process can be effected on them.

For the foregoing reasons, Plaintiff's motion for alternative service is granted solely with respect to Capybara Research. This Order, however, is without prejudice to Capybara Research challenging the sufficiency of service when it appears. Plaintiff shall serve a copy of the Summons, Complaint, and this Order to Capybara Research by emailing capybararesearch@proton.me. Plaintiff is further ordered to file proof of service of these three documents on ECF. The Clerk of Court is respectfully directed to close Docket Number 7.

SO ORDERED.

Dated: November 2, 2023
New York, New York

JOHN P. CRONAN
United States District Judge

Exhibit 8

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

FINGERMOTION, INC., *Plaintiff,* v. CAPYBARA RESEARCH, JOHN DOES 1-10, *Defendants,* and, WIX.COM, LTD., *Nominal Defendant.*	CIVIL ACTION NO. 1:23-cv-09212-JPC

MEMORANDUM OF LAW IN SUPPORT OF PLAINTIFF'S *EX PARTE* MOTION TO AMEND THE CASE CAPTION, FOR PERMISSION TO FILE AN AMENDED COMPLAINT AND FOR PERMISSION TO SERVE FOREIGN DEFENDANT VIA ELECTRONIC MAIL

Submitted By,

Mark R. Basile, Esq.
Waleed Amer, Esq.
THE BASILE LAW FIRM P.C.
390 N. Broadway, Suite 140
Jericho, NY 11753
Tel.: (516) 455-1500
Fax: (631) 498-0478
Email: mark@thebasilelawfirm.com
waleed@thebasilelawfirm.com

Attorneys for Plaintiff FingerMotion, Inc.

Dated: November 16, 2023

TABLE OF CONTENTS

Page

TABLE OF AUTHORITIES

Page(s)

Cases:

Statutes, Rules & Other Authorities:

Plaintiff FingerMotion, Inc. ("FingerMotion," "FNGR" or "Plaintiff") respectfully submits this Memorandum of Law in support of its *Ex Parte* Motion: (i) to amend the caption to replace the Doe Defendants with the true name of the previously unidentified Defendant, Igor Appelboom, and to reflect the dismissal with prejudice of Nominal Defendant Wix.com, Ltd.; (ii) for permission to file its First Amended Complaint to add claims arising out of the same facts and circumstances alleged in the Complaint against a new defendant, Accretive Capital LLC d/b/a Benzinga ("Benzinga"); and (iii) for an Order permitting Plaintiff to serve the newly identified foreign Defendant Igor Appelboom ("Appelboom") its summons and complaint via electronic mail pursuant to Rule 4(f)(3) of the Federal Rules of Civil Procedure on the ground service via electronic mail upon a Brazilian individual would not violate the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters and that utilization of traditional methods of service in Brazil would substantially delay the efficient resolution of this matter as fully set forth hereafter.

FACTUAL BACKGROUND

Procedural History

On October 19, 2023, Plaintiff filed its Complaint against Defendants Capybara Research and John Does 1-10 (together the "Capybara Defendants") and Nominal Defendant Wix.com, Ltd. ("Nominal Defendant" or "Wix") (ECF 1). In its Complaint, Plaintiff alleged claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants who, on October 3, 2023, posted a defamatory article regarding Plaintiff (the "Capybara Report") on its website. *See* Complaint, ECF 1 at ¶¶ 14-15.

The Complaint further claimed Wix was the exclusive custodian of the true identities of the anonymous Capybara Defendants and requested the Court compel Wix to Disclose the Capybara Defendants' identities. *Id.* at ¶ 25.

On October 31, 2023, Plaintiff filed an *Ex Parte* Motion for Permission to Serve the Defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York's CPLR § 308(5) (ECF 9) ("Motion"). On November 6, 2023, the Court entered an Order granting Plaintiff's Motion in part, permitting Plaintiff to serve Capybara Research via email (ECF 10) ("Order"). That same day, Plaintiff filed a Certificate of Service stating Plaintiff's counsel served a copy of the Summons, Complaint and this Court's Order upon Capybara Research via email to capybararesearch@proton.me (ECF 11).

On November 8, 2023, after service of a subpoena upon nominal defendant Wix.com, Wix disclosed information identifying the Doe Defendant to Plaintiff's counsel. On November 9, 2023, Plaintiff filed a Notice of Voluntary Dismissal with Prejudice as to Wix (ECF 12).

The True Identity of the Doe Defendant

In its Motion, Plaintiff sought disclosure of identifying information of the individual(s) who owned and operated the website[1] associated with the Twitter account @CapybaraShort ("Capybara Account"). *See* **Exhibit 1**. Pursuant to Wix's disclosure, Plaintiff has ascertained the true name of the Doe Defendant who registered, owns and operates the Capybara Website to be a Brazilian individual named Igor Appelboom. Wix also disclosed Appelboom's address which shows Appelboom resides in Vila Velha, Brazil. Finally, Wix disclosed the email address used to register the Capybara Website domain was igorappelboom@gmail.com. *See* **Exhibit 2**.

[1] Wix disclosed the name, address and email address of the individual who registered the website the Capybara Report was published to, https://www.capybararesearch.com/ ("Capybara Website"). *See* Complaint, ECF 1 at ¶¶ 14-15.

Appelboom owns and operates a Twitter account under the handle "@igorappelboom" to which Appelboom writes about his *short selling of various stocks* ("Appelboom Account"). *See* **Exhibit 3**. The content Appelboom posts on the Appelboom Account is of an identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report, the *short selling* of the stock of publicly traded companies. Further, the Google profile for Appelboom's email address, which registered the Capybara Website, shows a profile picture which is ***identical*** to the profile picture of the Appelboom Account, *see* **Exhibit 4** (compare **Exhibit 3**), indisputably linking Appelboom with the Capybara Website.

In comparing the information disclosed by Wix identifying the individual associated with registering the Capybara Website domain (the website publicly associated with the Capybara Account), the name, banner image[2] and subject matter of the posts of the Appelboom Account, and the identical profile pictures for both Appelboom's email address' Google profile and the Appelboom Account, Plaintiff is certain that both Twitter accounts are owned and operated by Appelboom. As such, Plaintiff believes the Capybara Report was indeed authored and published by Appelboom.

Online Dissemination of the Capybara Report by Benzinga

On October 3, 2023, an article was published on Benzinga's website[3] entitled *Watching FingerMotion; Capybara Research Issues Short Report On Co Titled "FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target."* which spread the defamatory Capybara Report to Benzinga subscribers and users of various brokerage services, such as TD Ameritrade. *See* **Exhibit 5**.

[2] The banner image associated with the Appelboom Account is of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. *See* **Exhibit 3**.

[3] The URL of the Capybara Website is https://www.capybararesearch.com/.

The article contained only a link to the Capybara Report on the Capybara Website, indicating the author of the article intended for readers to click the link to read the content of the defamatory Capybara Report. *Id.* at 3. Benzinga's article sparked fervent online discussion, as well as renewed discussion of the Capybara Report, on Twitter, facilitating further dissemination of the defamatory Capybara Report. To date, the article published by Benzinga remains unretracted on its own website and is available for any Benzinga subscriber to view.[4]

Service of Process on an Individual Residing in Brazil

On June 1, 2019, the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil and Commercial Matters, Nov. 15, 1965, 20 U.S.T. 361 ("Hague Convention") became effective in Brazil.[5] When enacting the Hague Convention, Brazil objected to Articles 8 and 10, both providing for additional methods of service on defendants in the signatory nation by foreign plaintiffs. Article 8 permits the use of diplomatic or consular agents and Article 10 permits service by mail or an authorized process server.[6]

Because Brazil does not allow for foreign service of process by mail or authorized process server, a foreign plaintiff is required to find a Brazilian attorney to submit a request for service to Brazil's Central Authority on Plaintiff's behalf to begin the arduous process of serving a Brazilian defendant. Once the request is received by the Central Authority, it is processed for compliance, then forwarded to the Superior Court of Justice for formal approval. The Superior Court of Justice then sends the request to a federal judge for execution of service. Whether the request is successful

4 Benzinga News Desk, Watching FingerMotion; Capybara Research Issues Short Report On Co Titled "FingerMotion: A Serial Case of Stock Promotion That Will End In Shareholder Dilution. $1 Target.", Benzinga (Oct. 3, 2023), available at https://www.benzinga.com/news/23/10/35069081/watching-fingermotion-capybara-research-issues-short-report-on-co-titled-fingermotion-a-serial-case (last accessed November 16, 2023).

5 *See RSM Prod. Corp. v. Fridman*, 2007 WL 1515068 at *1 (S.D.N.Y. May 24, 2007).

6 *See* Howard A. Newman, *Serving Process in Brazil: Nascent Use of the Hague Convention on the Service Abroad of Documents in Civil or Commercial Matters*, Florida Bar Journal, Vol. 94, No. 5, Page 32, available at https://www.floridabar.org/the-florida-bar-journal/serving-process-in-brazil-nascent-use-of-the-hague-convention-on-the-service-abroad-of-documents-in-civil-or-commercial-matters/ (last accessed November 16, 2023).

or not, the federal judge will inform the Superior Court of its execution. The court then informs the Central Authority, which in turn informs the applicant of the results. It is widely accepted that this method of service can take up to ***a year or more*** to complete.

In addition to the Hague Convention, the United States and Brazil are also signatories to the Inter-American Convention on Letters Rogatory, Jan. 30, 1975, and the Additional Protocol to the Inter-American Convention on Letters Rogatory, May 8, 1979, S. Treaty Doc. No. 98-27, 53 Fed. Reg. 31,132 (1988) (the "Inter-American Convention"). Under the Inter-American Convention, letters are transmitted through diplomatic channels requesting judicial assistance in the service of foreign individuals or entities from the foreign country's courts. The U.S. Department of State Bureau of Consular Affairs has noted that service by letters rogatory is a time consuming process, also taking up to ***a year or more***.[7]

[7] *See* U.S. Department of State, *Preparation of Letters Rogatory*, available at https://travel.state.gov/content/travel/en/legal/travel-legal-considerations/internl-judicial-asst/obtaining-evidence/Preparation-Letters-Rogatory.html (last accessed November 16, 2023).

ARGUMENT

IV. THE DOE DEFENDANT HAS BEEN IDENTIFIED AND PLAINTIFF REQUESTS THAT THE CAPTION BE AMENDED TO REFLECT THE DOE DEFENDANT'S TRUE IDENTITY AND THE DISMISSAL OF NOMINAL DEFENDANT

A. Pursuant to the Federal Rules of Civil Procedure, Plaintiff Requires the Court's Permission to Amend the Caption to Reflect the True Identity of the Doe Defendant and the Dismissal of Nominal Defendant

Under Fed. R. Civ. P. 15(a)(2), the Court "should freely give leave [to amend] when justice so requires." "Fed. R. Civ. P. 15 provides a party with a vehicle to supplement or amend his or her original pleading to state new facts or claims. Fed. R. Civ. P. 15(a)(2), …, permits a party, with leave of the court, to amend his or her operative pleading at any time prior to trial. Generally, leave to amend should be given "freely . . . when justice so requires." *See Foman v. Davis*, 371 U.S. 178, 182, 83 S. Ct. 227, 9 L. Ed. 2d 222 (1962). Under Fed. R. Civ. P. 15(a)(2), a motion to amend will be denied in the event of "undue delay, bad faith or dilatory motive on the part of the movant, repeated failure to cure deficiencies by amendments previously allowed, undue prejudice to the opposing party by virtue of allowance of the amendment, [or] futility of amendment." *Id.*

Plaintiff commenced this action by filing its Complaint on October 19, 2023. At the time of filing, the identity of the Doe Defendant who owned and operated the Capybara Website and published the Capybara Report was unknown as the Doe Defendant operated the Capybara Website and Capybara Account anonymously. The identity of the Doe Defendant was in the sole possession of Nominal Defendant. On November 8, 2023, Wix voluntarily disclosed the requested identifying information of the Doe Defendant to Plaintiff's counsel, identifying the Doe Defendant to be Appelboom. On November 9, 2023, Plaintiff filed a Notice of Voluntary Dismissal with Prejudice as to Wix (ECF 12).

Plaintiff's proposed amended complaint does not include additional claims against both Capybara Research or Appelboom. Instead, only the caption would be amended to reflect Plaintiff's identification of the previously unidentified Doe Defendant and Plaintiff's dismissal of Wix. Neither Capybara Research nor Appelboom will be prejudiced by an amendment to the case caption.

Plaintiff has not unduly delayed in bringing its motion to amend its Complaint as this case is still in its infancy. In fact, Plaintiff has only been able to serve one Defendant, Capybara Research, through alternative means as all other potential Defendants were anonymous and unidentified. Plaintiff was only able to ascertain the true identity of the previously anonymous Doe Defendant on November 8, a mere eight days ago, with the assistance of a subpoena compelled disclosure by Wix. As such, Plaintiff has not yet been able to serve its Summons and Complaint on the now-identified Appelboom.

Finally, because Defendants would not be prejudiced by an amendment to the caption and Plaintiff has not unduly delayed in bringing this motion, there can be no colorable claim that Plaintiff has acted in bad faith. Therefore, the Court should grant Plaintiff's motion to amend the caption properly naming Appelboom as a Defendant and reflecting Wix's dismissal from this case.

V. PLAINTIFF REQUESTS THIS COURT GRANT PERMISSION TO FILE ITS FIRST AMENDED COMPLAINT TO ADD A NEW DEFENDANT, BENZINGA

"Rule 15(a) of the Federal Rules of Civil Procedure generally governs the amendment of complaints. Where the proposed amendment seeks to add new defendants, however, Rule 21 governs." *See Momentum Luggage & Leisure Bags v. Jansport, Inc.*, 2001 WL 58000, at *1 (S.D.N.Y. Jan. 23, 2001); *Randolph-Rand Corp. v. Tidy Handbags, Inc.*, 2001 WL 1286989, *6 (S.D.N.Y. Oct. 24, 2021). Rule 21 of the Federal Rules of Civil Procedure states "[o]n motion or on its own, the court may at any time, on just terms, add or drop a party." Fed. R. Civ. P. 21.

When evaluating a motion for leave to amend a complaint to add a defendant, courts evaluate (i) "whether the amendment to add ... a defendant would be futile ... [i.e., that the complaint as amended] could not withstand a Rule 12(b)(6) motion to dismiss"; (ii) "whether [the plaintiff has] exhibited undue delay in bringing the motion to amend"; (iii) whether the amendment would be unfairly prejudicial, i.e., resulting in undue or substantial prejudice such as "when the nonmoving party shows that it would be fairly disadvantaged or deprived of the opportunity to present facts or evidence that it would have offered"; and (iv) whether the plaintiff has "demonstrated bad faith so that an amendment to the [c]omplaint should be prohibited." *Guan v. Lash Princess 56, Inc.*, 2023 WL 2242050, at *12 (S.D.N.Y. Feb. 27, 2023). Considering these factors, courts should generally permit parties to amend their pleadings to add new parties unless there is evidence of "undue delay, bad faith, dilatory tactics, undue prejudice to the party to be served with the proposed pleading, or futility." *Id.* at *12-13.

A. Plaintiff's Amendment Would Not Be Futile

"In addressing the proposed futility of an amendment, the proper inquiry is comparable to that required upon a motion to dismiss pursuant to Fed. R. Civ. P. 12(b)(6)." *Rotblut v. 333 E. 66th St. Corp.*, 1996 WL 586353, *1 (S.D.N.Y. Oct. 11, 1996). "In addressing the proposed futility of an amendment, the proper inquiry is comparable to that required upon a motion to dismiss pursuant to Fed. R. Civ. P. 12(b)(6). With respect to claims alleged to be without merit, the court must construe the facts alleged by the party proposing the amendment as true and view them in the light most favorable to that party." *Id.* at *4.

On November 13, 2023, Plaintiff discovered that Benzinga posted a link to the Capybara Report to its own website, further disseminating the defamatory article to its readers and subscribers. Plaintiff's amended complaint, attached hereto as **Exhibit 6** ("First Amended Complaint"), includes a claim against Benzinga for defamation. Plaintiff's claim for defamation arises out of the same facts and circumstances as the claim for defamation against the Capybara Defendants. Plaintiff believes it has adequately pled its claims against Benzinga in the proposed First Amended Complaint and that claim would survive a motion to dismiss. Therefore, the proposed amendment would not be futile.

B. Plaintiff Has Not Unduly Delayed in Bringing This Motion to Amend

Plaintiff has not unduly delayed in bringing its motion to amend its Complaint as this case is still in its infancy. Plaintiff discovered it had a claim against Benzinga relating to the operative facts of this case on November 13, 2023. Plaintiff further has only been able to serve one Defendant, Capybara Research, through alternative means as all other potential Defendants were anonymous and unidentified. Plaintiff was only able to ascertain the true identity of the previously anonymous Doe Defendant on November 8, a mere eight days ago, with the assistance of a subpoena compelled disclosure by Wix. As such, Plaintiff has not yet been able to serve its Summons and Complaint on the now-identified Appelboom.

Further, there has not yet been any discovery in this case. *See Guan*, 2023 WL at *15 (holding when discovery has not yet taken place, "in the cycle of a lawsuit, the case is in its infancy"). Because this case is still in its infancy and discovery has not yet taken place, there can be no colorable claim for delay. *Id. See also Allstate Ins. Co. v. Elzanaty*, 916 F. Supp. 2d, 273, 304 (S.D.N.Y. 2013) (holding that permitting the plaintiff to amend its Complaint would not substantially delay the final disposition of the action as discovery had not been completed by any party).

C. Capybara Research and Appelboom Would Not Be Unfairly Prejudiced By Plaintiff Amending Its Complaint

In analyzing "prejudice," courts consider whether the amendment would: (i) require the opponent to "expend significant additional resources to conduct discovery and prepare for trial," (ii) significantly prolong the resolution of the action, or (iii) "prevent the plaintiff from bringing a timely action in another jurisdiction." *Monahan v. N.Y.C. Dep't. of Corr.*, 214 F.3d 275, 284 (2d Cir. 2000). The non-moving party will not be prejudiced when discovery is yet to be completed as the non-moving party will have sufficient time and opportunity to present facts or evidence to defend against any additional allegations proposed in an amended complaint. *See Allstate Ins. Co.*, 916 F. Supp at 304.

Plaintiff does not seek to propose any new factual allegations in its proposed amendment against either Capybara Research or Appelboom. Plaintiff instead seeks to amend its Complaint to add a claim against a new party, Benzinga, which arises out of the same or similar operative facts as those alleged in the Complaint. The addition of a new defendant will not require the Defendants to "expend significant additional resources to conduct discovery and prepare for trial" as this case is in its infancy and has not yet reached discovery. Further, the addition of a new defendant will not significantly prolong the resolution of this action as Capybara Research has not yet filed an answer. Because an answer has not yet been filed and discovery has not yet taken place, there is ample opportunity for Defendants to present facts and evidence to defend itself. Therefore, there can be no colorable claim for prejudice.

D. Plaintiff Has Not Acted In Bad Faith in Bringing this Motion to Amend

If the Court finds Plaintiff has not unduly delayed in, and has offered a good reason for bringing a motion to amend, Plaintiff cannot be found to have acted in bad faith in bringing its motion to amend. *See Guan*, 2023 WL at *14-15 (finding no bad faith in the record when the court found the plaintiff had not unduly delayed in bringing its cross-motion to amend and where defendants were not unfairly prejudiced). Plaintiff believes it has shown good cause for bringing its motion to amend as the amendment would not be futile, Plaintiff has not unduly delayed in bringing its motion to amend, and the addition of Benzinga as a new defendant would not unfairly prejudice either Capybara Research or Appelboom. Therefore, the Court should not find Plaintiff acted in bad faith and should grant Plaintiff's motion to file its First Amended Complaint.

VI. PLAINTIFF REQUIRES PERMISSION TO SERVE THE FOREIGN DEFENDANT VIA ELECTRONIC MAIL TO FACILITATE THE EFFICIENT RESOLUTION OF THIS MATTER

On June 1, 2019, the Hague Convention became effective in Brazil. *RSM Prod. Corp. v. Fridman*, 2007 WL 1515068 at *1 (S.D.N.Y. May 24, 2007). Compliance with the Hague Convention is "'mandatory' when serving a defendant who resides in a foreign country that is a signatory to the convention." *Id.* (quoting *Volkswagenwerk Aktiengesellschaft v. Schlunk*, 486 U.S. 694, 699 (1988)). Federal Rule of Civil Procedure 4(f)(1) states that service may be made "by any internationally agreed means of service that is reasonably calculated to give notice, such as those authorized by the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents." Fed. R. Civ. P. 4(f)(1).

"Unless federal law provides otherwise, an individual—other than a minor, an incompetent person, or a person whose waiver has been filed—may be served at a place not within any judicial district of the United States … by other means not prohibited by international agreement, as the court orders." Fed. R. Civ. P. 4(f)(3). "Service of process under Rule 4(f)(3) is neither a last resort

nor extraordinary relief. It is merely one means among several which enables service of process on an international defendant." *Elsevier, Inc. v. Chew*, 287 F. Supp. 3d 374, 377 (S.D.N.Y. 2018). "To obtain the Court's permission to utilize Rule 4(f)(3), plaintiff must show that the facts and circumstances of the present case necessitate district court intervention." *Wash. State Inv. Bd. v. Odebrecht S.A.,* 2018 WL 6253877, at *4 (S.D.N.Y. Sept. 21, 2018).

Along with the Hague Convention, Brazil is a signatory to the Inter-American Convention on Letters Rogatory ("Inter-American Convention"), another treaty governing service of process. *Id.* at *5. Any motion for alternative service must address the applicability of both the Hague Convention and Inter-American Convention and whether the proposed alternative means of service violates either treaty. *See Equibal, Inc. v. 365 Sun LLC*, 2023 WL 2870620, at *7-8 (S.D.N.Y., Apr. 10, 2023).

A. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Hague Convention

Article 10(a) of the Hague Convention states "[p]rovided the State of destination does not object, the present Convention shall not interfere with the freedom to send judicial documents, by postal channels, directly to persons abroad." While Brazil has objected to Article 10 of the Hague Convention regarding service by mail, "[c]ourts in the Second Circuit have generally found that email is not a postal channel and that service by email is authorized if the signatory country has not explicitly objected to service by electronic means." *Equipav S.A. Pavimentação, Engenharia e Comercia Ltda. v. Bertin*, 2022 WL 2758417, at *6 (S.D.N.Y., July 14, 2022) (*quoting Grp. One Ltd. v. GTE GmbH*, 523 F. Supp. 3d 323, 343 (E.D.N.Y. 2021). *See also ShelterZoom Corp. v. Goroshevsky*, 2020 WL 4252722, at *2 (S.D.N.Y. July 23, 2020) ("[N]umerous courts have held that service by email does not violate any international agreement, even when a country objects to Article 10 of the Hague Convention"). *See also Aircraft Engine Lease Finance, Inc. v. Plus Ultra*

Lineas Aereas, S.A., 2021 WL 6621578, at *2 (S.D.N.Y. Apr. 23, 2021) ("[T]he Hague Convention does not address service by email, and therefore does not prohibit such service").

The Hague Convention does not address the use of email to serve foreign defendants. Article 10 of the Hague Convention allows for the use of postal channels and authorized process servers to effectuate service on foreign defendants. Brazil's objection to Article 10 forbids the use of postal channels and authorized process servers to effectuate service in Brazil. However, Brazil's objection does not expressly forbid the use of email as the Hague Convention is silent on the use of email to serve a foreign defendant. Courts in the Second Circuit have held that the use of email to effectuate service does not constitute the use of a postal channel and, therefore, would not violate the Hague Convention.

B. Service of Process on Foreign Individuals in Brazil via Electronic Mail Does Not Violate the Inter-American Convention

The Inter-American Convention "'merely provides one possible method of service'" via letters rogatory, however "'[i]t is neither [a] mandatory nor exclusive'" method to serve a foreign defendant. *See Equipav*, 2022 WL at *6. "[T]he Inter-American Convention, unlike the Hague Convention, does not purport to provide the exclusive means of effecting service of process between the signatories. *See Integr8 Fuels, Inc. v. OW Bunker Pan. SA*, 2017 WL 11455309, at *5 (S.D.N.Y. Feb. 2, 2017). Service of process under Fed. R. Civ. P. 4(f)(3) by email does not violate the Inter-American Convention. *See Id.* at *5-6 (citing *Elcometer Inc. v. TQC-USA, Inc.*, 2013 WL 592660, at *2 [E.D. Mich. Feb. 14, 2013]) (holding service by email does not violate the Inter-American Convention).

The Inter-American Convention is silent as to service by email. The Inter-American Convention is neither a mandatory nor exclusive method to serve a foreign defendant. Service by email is an alternative means of service not prohibited by either the Hague Convention or Inter-

American Convention and, therefore, pursuant to Fed. R. Civ. P. 4(f)(3) this Court is authorized to permit Plaintiff to serve Appelboom by email.

C. Federal Courts, Including Courts in the Second Circuit, Have Previously Permitted Service of Process on Foreign Individuals in Brazil via Electronic Mail to Prevent Significant Delay in Proceedings

Federal courts across the country have authorized alternative service on individuals residing in Brazil by email. *See Equipav*, 2022 WL at *3; *United States Securities and Exchange Comm. v. MCC Int'l Corp*, 2023 WL 5659064, at *10 (S.D. Fla. March 8, 2023) ("[t]his [c]ourt thus joins other federal courts around the nation in approving alternative service for a defendant who resides in Brazil"); *In re Cattle Antitrust Litig.*, 2021 WL 7757881, at *17-18 (D. Minn. Sept. 14, 2021) (granting motion for alternative service on a defendant located in Brazil); *Wash. State Inv. Bd.*, 2018 WL at *6-10 (S.D.N.Y. Sept. 21, 2018) (same); *OC Glob. Partners, LLC v. Adaime*, 2022 WL 769328, at *6 (S.D.N.Y. Mar. 14, 2022) (same). It is well established that the average time for affecting service under the Hague Convention and Inter-American Convention upon individuals in Brazil is seven to twelve months. *See Equipav*, 2022 WL at *3; *supra* at fn 6.

Plaintiff believes that service upon Appelboom through both the Hague Convention and Inter-American Convention would be impracticable. Service through Brazil's Central Authority is an arduous process, taking up to a year to complete and without a guarantee that service will be successful.

Further, service pursuant to the Inter-American Convention has been shown to be impracticable. Various federal courts have held that effectuating service via the Inter-American Convention is "complex and is likely to be time consuming" and that there is high likelihood that service would fail. *See In re BRF S.A. Secs. Litig.*, 2019 WL 257971, at *10 (S.D.N.Y. Jan 18, 2023) ("'the letters rogatory process in Brazil . . . involves a multitude of steps,' meaning that service was 'complex and is likely to be time consuming,' potentially requiring 12 to 18 months"); *Wash. State Inv. Bd.*, 2018 WL at *4 (S.D.N.Y., Sept. 21, 2018) (holding affecting service in Brazil through the use of the letters rogatory system "will delay this case for a year to a year-and-a-half"); *Lyman Morse Boatbuilding Co. v. Lee.*, 2021 WL 52509, at *3 (D. Me. Jan. 6, 2011) ("Service of process in Brazil pursuant to [the Inter-American] Convention can take more than three years to complete, and only two of 100 requests for such service since 2003 have been successful").

There is a growing sentiment among federal courts, including courts in this District, to allow plaintiffs to serve defendants residing in Brazil by email. Although Brazil has objected to Article 10 of the Hague Convention, the objection itself does not preclude methods of service which the signatory nation has not explicitly objected to, i.e. email. Courts in the Second Circuit have held that transmission of service of process by email does not make use of postal channels. *See Equipav*, 2022 WL at *6. Should this Court deny Plaintiff's motion to serve Appelboom by email, the resolution of this matter could be delayed by over a year. Because this Court is authorized to permit Plaintiff to serve Appelboom by email, in the interest of judicial economy and the efficient resolution of this matter, Plaintiff's motion to serve Appelboom via email should be granted.

D. Granting Plaintiff Permission to Serve Defendant via Electronic Mail Comports with Due Process as the Email Address Provided to Plaintiff Is Actively Used by Appelboom

In determining whether an alternative method of service is proper, the Court has an obligation to ensure that Plaintiff's proposed method of service comports with due process, which "require[s] that any means of service be reasonably calculated, under all circumstances, to apprise interested parties of the pendency of the action and afford them an opportunity to present their objections." *F.T.C. v. PCCare247 Inc.*, 2013 WL 841037, at *4 (S.D.N.Y. Mar. 7, 2013). "Service by email alone comports with due process where a plaintiff demonstrates that the email is likely to reach the defendant." *See ATMO, LLC v. Bedford Asset Mgmt., LLC*, 2015 WL 3457452, at *9 (S.D.N.Y. June 1, 2015) (Holding courts can approve of service by email if the email address is indisputably connected with the defendant and the account is active and has been recently used); *Dobkin v. Chapman*, 21 N.Y. 2d 490, 498 (2008) (In devising appropriate forms of alternate service, courts have wide latitude to "fashion . . . means adapted to the particular facts of the case before it"). "A plaintiff is not required to attempt service through the other provisions of Rule 4(f) before the Court may order service pursuant to Rule 4(f)(3)." *S.E.C. v. Anticevic*, 2009 WL 361739, at *3 (S.D.N.Y. Feb. 13, 2009).

This Court has previously granted Plaintiff's motion to serve Capybara Research by email, finding that Plaintiff showed that other means of service were impracticable, and Plaintiff's proposed email service comported with due process. *See* ECF 10, Order at 2. Although Plaintiff was required to show diligent attempts to locate and serve Capybara Research pursuant to Fed. R. Civ. P. 4(e), Plaintiff is not required to show it previously attempted to serve the foreign individual Appelboom pursuant to other means provided in Fed. R. Civ. P. 4(f). *See Anticevic*, 2009 WL at *3.

Service upon Appelboom via email will comport with due process. It is indisputable that the email address is connected to both Appelboom and Capybara Research as (i) the email address contains Appelboom's full name, (ii) the email address was used to register the Capybara Website and (iii) the profile picture for both the email address' Google profile and the Appelboom Account are identical. It is further indisputable that Appelboom actively uses the igorappelboom@gmail.com address as Appelboom used the address to register the Capybara Website in July 2023. *See ATMO, LLC*, 2015 WL at *9. *See also Zanghi v. Ritella*, 2020 WL 6946512 at *9 (S.D.N.Y. November 25, 2020) (granting plaintiff leave to serve defendant via email after finding there was evidence that the defendant used the email address within the last year). As such, it is highly likely that an email sent to the igorappelboom@gmail.com address will reach Appelboom.

Therefore, Plaintiff requests this Court grant permission to serve Appelboom its summons and complaint via email pursuant to Fed. R. Civ. P. 4(f)(3).

CONCLUSION

Plaintiff believes it has shown good cause for bringing its motion to amend as the amendment would not be futile, Plaintiff has not unduly delayed in bringing its motion to amend, and the addition of Benzinga as a defendant would not unfairly prejudice either Capybara Research or Appelboom. Plaintiff has demonstrated it has not acted in bad faith and the Court should grant Plaintiff's motion to amend.

Under Rule 4(f)(3), a court may order alternate service if the proposed method of service: (1) does not violate any international agreement; and (2) comports with due process. It is well-established that a plaintiff is not required to attempt service through diplomatic means before the Court may order alternate service under Rule 4(f)(3). The proposed alternative method of service

Case 1:23-cv-09172-PAC Document 1-8 Filed 10/18/23 Page 23 of 23

by email (1) does not violate Brazil's objection to Article 10 of the Hague Convention; (2) is permitted by the Inter-American Convention; and (3) is reasonably calculated to provide Appelboom with notice of this action. Moreover, service under both the Hague Convention and the Inter-American Convention is unduly burdensome, expensive, and will unnecessarily delay the resolution of this action. As such, Plaintiff has demonstrated the need to serve Appelboom via email.

For the reasons stated herein, Plaintiff's motion should be granted, the Court should authorize Plaintiff to file its First Amended Complaint annexed hereto as **Exhibit 6**, the Court should order the clerk of the court to accept a summons in the form annexed hereto as **Exhibit 7**, and authorize Plaintiff to serve said summons and First Amended Complaint via email to igorappelboom@gmail.com.

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Exhibit 11

Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins"

by Benzinga News Desk | X

November 22, 2023 9:45 AM | 18 seconds read

Exhibit 12

Safety Shot, Inc. (SHOT)
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Safety Shot, Inc. (SHOT)

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5.60 +0.75 (+15.46%) **5.60** 0.00 (+0.01%)

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Date	Open	High	Low	Close*	Adj Close**	Volume
Dec 01, 2023	4.40	5.20	4.36	4.85	4.85	10,129,200
Nov 30, 2023	4.27	4.69	4.06	4.48	4.48	5,601,200
Nov 29, 2023	3.97	4.44	3.91	4.17	4.17	4,957,300
Nov 28, 2023	4.53	4.60	3.84	4.13	4.13	7,156,800
Nov 27, 2023	3.95	4.85	3.83	4.70	4.70	20,694,100
Nov 24, 2023	3.21	3.98	3.05	3.63	3.63	11,121,700
Nov 22, 2023	5.67	6.05	2.72	3.57	3.57	66,086,100
Nov 21, 2023	4.59	7.50	4.32	4.79	4.79	77,068,900
Nov 20, 2023	3.25	4.73	3.18	4.29	4.29	23,352,400
Nov 17, 2023	2.92	3.20	2.58	3.18	3.18	5,906,800
Nov 16, 2023	2.40	3.34	2.32	2.92	2.92	9,034,100
Nov 15, 2023	2.40	2.49	2.03	2.28	2.28	2,786,400
Nov 14, 2023	2.20	2.44	1.91	2.38	2.38	4,354,200